                                                                   Exhibit 3(ii)


                                    RESTATED

                                     BY-LAWS

                                       OF

                             MEDIS TECHNOLOGIES LTD.

                                TABLE OF CONTENTS


ARTICLE I. OFFICES................................................................................................1
         Section 1.   REGISTERED OFFICES..........................................................................1
         Section 2.   OTHER OFFICES...............................................................................1

ARTICLE II.  MEETINGS OF STOCKHOLDERS.............................................................................1
         Section 1.   PLACE OF MEETINGS...........................................................................1
         Section 2.   ANNUAL MEETING OF STOCKHOLDERS..............................................................1
         Section 3.   QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF...............................................1
         Section 4.   VOTING......................................................................................1
         Section 5.   PROXIES.....................................................................................2
         Section 6.   SPECIAL MEETINGS............................................................................2
         Section 7.   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS..............................................2
         Section 8.   MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST..............................................3

ARTICLE III. DIRECTORS............................................................................................3
         Section 1.   THE NUMBER OF DIRECTORS.....................................................................3
         Section 2.   VACANCIES...................................................................................3
         Section 3.   REMOVAL.....................................................................................4
         Section 4.   POWERS......................................................................................4
         Section 5.   PLACE OF DIRECTORS' MEETINGS................................................................4
         Section 6.   REGULAR MEETINGS............................................................................4
         Section 7.   SPECIAL MEETINGS............................................................................4
         Section 8.   QUORUM......................................................................................4
         Section 9.   ACTION WITHOUT MEETING......................................................................4
         Section 10.  TELEPHONIC MEETINGS.........................................................................4
         Section 11.  COMMITTEES OF DIRECTORS.....................................................................5
         Section 12.  MINUTES OF COMMITTEE MEETINGS...............................................................5
         Section 13.  COMPENSATION OF DIRECTORS...................................................................5
         Section 14.  CONFLICT OF INTEREST........................................................................5

ARTICLE IV.  OFFICERS.............................................................................................6
         Section 1.   OFFICERS....................................................................................6
         Section 2.   ELECTION OF OFFICERS........................................................................6
         Section 3.   SUBORDINATE OFFICERS........................................................................6
         Section 4.   COMPENSATION OF OFFICERS....................................................................6
         Section 5.   TERM OF OFFICE; REMOVAL AND VACANCIES.......................................................6
         Section 6.   CHAIRMAN OF THE BOARD.......................................................................7



         Section 7.   PRESIDENT...................................................................................7
         Section 8.   VICE PRESIDENTS.............................................................................7
         Section 9.   SECRETARY...................................................................................7
         Section 10.  ASSISTANT SECRETARY.........................................................................7
         Section 11.  CHIEF FINANCIAL OFFICER OR TREASURER........................................................7
         Section 12.  ASSISTANT CHIEF FINANCIAL OFFICER OR TREASURER..............................................8

ARTICLE V. INDEMNIFICATION OF DIRECTORS AND OFFICERS..............................................................8

ARTICLE VI. INDEMNIFICATION OF EMPLOYEES AND AGENTS..............................................................10

ARTICLE VII. CERTIFICATES OF STOCK...............................................................................11
         Section 1.   CERTIFICATES...............................................................................11
         Section 2.   SIGNATURES ON CERTIFICATES.................................................................11
         Section 3.   STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.........................................11
         Section 4.   LOST CERTIFICATES..........................................................................11
         Section 5.   TRANSFERS OF STOCK.........................................................................11
         Section 6.   FIXED RECORD DATE..........................................................................12
         Section 7.   REGISTERED STOCKHOLDERS....................................................................12

ARTICLE VIII.  GENERAL PROVISIONS................................................................................12
         Section 1.   DIVIDENDS..................................................................................12
         Section 2.   PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES....................................................12
         Section 3.   CHECKS.....................................................................................12
         Section 4.   FISCAL YEAR................................................................................12
         Section 5.   CORPORATE SEAL.............................................................................12
         Section 6.   MANNER OF GIVING NOTICE....................................................................13
         Section 7.   WAIVER OF NOTICE...........................................................................13

ARTICLE IX.  AMENDMENTS..........................................................................................13
         Section 1.   AMENDMENT BY DIRECTORS OR STOCKHOLDERS.....................................................13


                                    ARTICLE I

                                     OFFICES

                  Section 1. REGISTERED OFFICES. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware.

                  Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

                  Section 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors.

                  Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the voting power of the shares of capital stock of the corporation issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, as amended, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting power of the shares of capital stock represented in person or by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                  Section 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of stock representing a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of

Incorporation, as amended, or these By-Laws, or any rule, regulation or statutory provision applicable to the corporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                  Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him/her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.


                  Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended, may be called by the Chairman of the Board or the President and shall be called by the President or the Secretary at the request in writing of the Board of Directors or stockholders of record holding ten percent (10%) or more of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


                  Section 7. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14A-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the corporation's books, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  Section 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. THE NUMBER OF DIRECTORS. The number of directors which shall constitute the entire Board shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his/her successor is duly elected and qualified.

                  Section 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, removal, or otherwise, and newly created directorships resulting from any increase in the number of directors may be filled (other than directors elected by one or more series of Preferred Stock) solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director. Each director so chosen shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                  Section 3. REMOVAL. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of two-thirds (66 2/3%) of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

                  Section 4. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required by statute, by the Certificate of Incorporation, as amended, or by these By-Laws to be exercised or done by the stockholders.

                  Section 5. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

                  Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                  Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on forty-eight hours' notice to each director, either personally or by mail, telecopier, or other means of electronic transmission at the address of such director on the books and records of the corporation; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

                  Section 8. QUORUM. At all meetings of the Board of Directors a majority of the then authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, as amended, or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 10. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 11. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, as amended, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation, as amended, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  Section 12. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

                  Section 13. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 14. CONFLICT OF INTEREST. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                  (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the shareholders.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors or a President, or both, and a Secretary. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Chief Financial Officers or Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as an Executive Vice President, Senior Vice President or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended, or these By-Laws otherwise provide.

                  Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the executive officers of the corporation.

                  Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, or grant to the executive officers the power to appoint, such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  Section 4. COMPENSATION OF OFFICERS. The salaries of all executive officers of the corporation shall be fixed by the Board of Directors. The salaries of all other officers and agents of the corporation shall be fixed by the executive officers of the corporation.

                  Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the members of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                  Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall be the Chief Executive Officer of the corporation and, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall have the powers and duties prescribed in Section 7 of this Article IV.

                  Section 7. PRESIDENT. Subject to the control of the Board of Directors, the President shall have general supervision, direction and control of the business and officers of the corporation. He/she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He/she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

                  Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

                  Section 9. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He/she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He/she shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his/her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.

                  Section 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 11. CHIEF FINANCIAL OFFICER OR TREASURER. The Chief Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as Chief Financial Officer or Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he/she shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

                  Section 12. ASSISTANT CHIEF FINANCIAL OFFICER OR TREASURER. The Assistant Chief Financial Officer or Treasurer, or if there shall be more than one, the Assistant Chief Financial Officers or Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Chief Financial Officer or Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or Treasurer, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article V, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

                  (d) Any indemnification under paragraphs (a) and (b) of this
Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he/she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this
Article V. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorney's fees) incurred by an officer or director in defending


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

any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any ByLaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office.

                  (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the corporation would have the power to indemnify him/her against such liability under the provisions of this Article V.

                  (h) For the purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he/she reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


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

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VI

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

                  The corporation may, at its option, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding, to the extent permitted by
Section 145 of the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

                  Section 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Chief Financial Officer or Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

                  Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent, or registrar at the date of issue.

                  Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the General Corporation Law of the State of


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

Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 5. TRANSFERS OF STOCK. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 6. FIXED RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended.

                  Section 2. PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

                  Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                  Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                  Section 5. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the Certificate of Incorporation, as amended, or of these By-Laws, or any rule, regulation or statutory provision applicable to the corporation, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given (unless otherwise provided) in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by mail, telecopier, or other means of electronic transmission at the address of such director on the books and records of the corporation.

                  Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation, as amended, or of these By-Laws, or any rule, regulation or statutory provision applicable to the corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. AMENDMENT BY DIRECTORS OR STOCKHOLDERS. These ByLaws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, as amended, or by the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class, at any regular meeting of the Board of Directors or of the stockholders or at any special meeting of the Board of Directors or of the stockholders if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

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